Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-146844 on Form S-8 of Ames National Corporation of our report dated June 20, 2017, appearing in this Annual Report on Form 11-K of Ames National Corporation 401(k) Profit Sharing Plan for the year ended December 31, 2016.

/s/ CliftonLarsonAllen LLP

Charlotte, North Carolina

June 20, 2017